SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

 FORM 8-K

 CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): March 24, 2014

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7459 SOUTH LIMA STREET, ENGLEWOOD, CO 80112

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 24, 2014 the Registrant, Arrow Electronics, Inc. entered into Amendment No. 24 to its existing Transfer and Administration Agreement (the “Agreement”) under which the size of its accounts receivables securitization facility was increased to $900,000,000, and the maturity was extended to March 24, 2017, along with certain other changes to the terms of the facility.  The following banks are participating in the facility: Bank of America, Wells Fargo, The Bank of Tokyo-Mitsubishi, The Bank of Nova Scotia, HSBC, BNP Paribas, Sumitomo Mitsui Banking Corporation and Mizuho.

The above description is a summary only of the Amendment and is qualified in its entirety by the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

Press Release

On March 25, 2014, the Company issued a press release regarding the execution of Amendment No. 24 to the Transfer and Administration Agreement.  A copy of the press release is filed herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit Number	Description of Document

10.1

Amendment No. 24 to the Transfer and Administration Agreement dated as of March 24, 2014, exhibiting the Amended and Restated Transfer and Administration Agreement incorporating Amendments 1-24, effective as of March 24, 2014.

99.1	Press Release, dated March 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: March 27, 2014	By:	/s/ Peter S. Brown
		Name:	Peter S. Brown
		Title:	Senior Vice President and
General Counsel